UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to §240.14a-12.

ENERJEX RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENERJEX RESOURCES, INC.
27 Corporate Woods, Suite 350
10975 Grandview Drive
Overland Park, KS 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, October 29, 2009

Dear EnerJex Resources, Inc. Stockholders:

You are cordially invited to attend the annual meeting of stockholders of EnerJex Resources, Inc., a Nevada corporation (“EnerJex”), to be held on Thursday, October 29, 2009, at 2:00 p.m., local time, at 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210.  At the annual meeting, you will be asked to consider and vote on the following proposals;

1.
To elect a new board of directors for EnerJex to hold office until the next annual stockholder’s meeting, (the current nominees are C. Stephen Cochennet, Robert G. Wonish, Daran G. Dammeyer, Darrel G. Palmer and Dr. James W. Rector);

2.	To reaffirm the appointment of Weaver & Martin, LLC as EnerJex’s independent auditors for the next year; and
3.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

EnerJex’s board of directors has fixed the close of business on September 4, 2009 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during normal business hours at EnerJex’s Executive offices at 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210 for 10 days prior to the annual meeting.

By Order of the board of directors

C. Stephen Cochennet
Secretary

Overland Park, Kansas
September 11, 2009

IMPORTANT

Whether or not you expect to attend the annual meeting in person, EnerJex urges you to please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the enclosed proxy will save EnerJex the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October 29, 2009. Our Proxy Statement and Annual Report to Stockholders are available at www.enerjexresources.com/2009annualmeeting.

27 Corporate Woods, Suite 350
10975 Grandview Drive
Overland Park, Kansas 66210

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
October 29, 2009

This statement is furnished in connection with the solicitation by the board of directors of EnerJex Resources, Inc. (hereinafter “EnerJex” or the “Company”) of proxies in the accompanying form for the annual meeting of stockholders to be held on Thursday, October 29, 2009 at 2:00 p.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about September 11, 2009.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by EnerJex’s chairman, C. Stephen Cochennet. EnerJex will bear the costs of such solicitation and will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on September 4, 2009, the record date for the annual meeting, EnerJex had outstanding and entitled to vote 4,799,236 shares of common stock. Each share of common stock is entitled to one vote per share on all matters submitted to a vote of EnerJex’s stockholders. Only stockholders of record at the close of business on September 4, 2009 are entitled to vote at the annual meeting or at any adjournment thereof.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

VOTING PROCEDURES AND TABULATION

EnerJex will appoint an election inspector to act at the meeting and to make a written report thereof.  Prior to the meeting, the inspector will sign an oath to perform its duties in an impartial manner and to the best of its ability.  The inspector will ascertain the number of shares outstanding and the voting power of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.  The inspector will tabulate the number of votes cast for, against or abstained from the proposals described in the foregoing notice.

The presence at the meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting, in person or by proxy, shall decide the proposals to elect directors and ratify the appointment of auditors. Abstentions will be counted for purposes of establishing a quorum for the meeting, but will not count as votes cast for the election of Directors or any other question. Accordingly, abstentions will have the same effect as a vote cast “AGAINST” each proposal.

If EnerJex receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposals, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners.  Any “broker non-votes” will be counted for the purposes of establishing a quorum for the meeting, but will not be counted as votes cast for the election of Directors or any other question. Accordingly, “broker non-votes” will have the same effect as a vote cast “AGAINST” each proposal.

Electronic Access to Proxy Materials and Annual Report

This proxy statement and our 2009 Annual Report are available at www.enerjexresources.com/2009annualmeeting. Electronic distribution saves the Company the cost of printing and mailing the documents to you, reduces the amount of mail you receive and is environmentally friendly by helping to conserve natural resources consumed in the printing process.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, PROPOSALS AND THE ANNUAL MEETING

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
EnerJex’s board of directors is providing these proxy materials to you in connection with the annual meeting of stockholders, which will take place on Thursday, October 29, 2009 at 2:00 p.m., local time, at the EnerJex executive office, at 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210. Pursuant to the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” on or about September 11, 2009 to our stockholders of record on September 4, 2009. The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this Proxy Statement.

Q:	When was the E-proxy notice mailed?

A:	The E-proxy notice was mailed to stockholders beginning on or about September 11, 2009.

Q.           How may I obtain EnerJex’s annual report for the fiscal ended March 31, 2009?

A.
Stockholders may request a free copy of EnerJex’s annual report by writing to: EnerJex Resource, Inc., 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210. Current and prospective investors can also access or order free copies of EnerJex’s annual report and this Proxy Statement at www.enerjexresources.com/2009annualmeeting.  Copies of our other financial information and reports are also available free of charge on the SEC’s website at http://www.sec.gov.

Q.           What proposals are stockholders being asked to consider at the upcoming annual meeting?

A.	EnerJex is electing directors to serve for the next fiscal year and seeking ratification of the appointment of its independent registered public accounting firm.

Q.           How does the board of directors recommend that I vote?

A.	EnerJex’s board of directors recommends that you vote your shares “FOR” each of the proposals at the annual meeting.

Q.           What shares can I vote?

A.
Each share of EnerJex common stock outstanding as of the close of business on September 4, 2009 (the record date) is entitled to one vote on all items being voted on at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

Q.	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”

A.
Many EnerJex common stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common shares held of record and those owned beneficially.

•
Stockholder of Record: If your common shares are registered directly in your name with EnerJex’s common stock transfer agent (Standard Registrar & Transfer Co., Inc.), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to EnerJex or to vote in person at the annual meeting. A proxy card is enclosed for you to use.

•
Beneficial Owner: If your shares are held in a brokerage account or by another nominee (often referred to as being held in “street name”), you are considered the beneficial owner of such shares, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q.           How can I attend the annual meeting?

A.
Because seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record as of the record date but held your shares in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to September 4, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the annual meeting.

Please let EnerJex know if you plan to attend the meeting by marking the box on the enclosed proxy card. The meeting will begin promptly at 2:00 p.m. local time. Check-in will begin at 1:30 p.m. local time, and you should allow ample time for the check-in procedures.

Q.           How can I vote my shares in person at the annual meeting?

A.
Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, EnerJex recommends that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

 Q.           How can I vote my shares without attending the annual meeting?

A.
Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy to EnerJex. If you hold shares in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker, trustee or nominee.

Q.           Can I change my vote?

A.
You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) providing a written notice of revocation of your proxy to EnerJex’s corporate Secretary prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Mere attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

VOTING SECURITIES

The following table presents information, to the best of EnerJex’s knowledge, about the ownership of EnerJex’s common stock on August 31, 2009 relating to those persons known to beneficially own more than 5% of EnerJex’s capital stock and by EnerJex’s directors and executive officers. The percentage of beneficial ownership for the following table is based on 4,799,236 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after August 31, 2009 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of EnerJex’s common stock.

Name and Address of Beneficial Owner, Officer or Director(1)	Number of Shares		Percent of Outstanding Shares of Common Stock(2)
C. Stephen Cochennet, President & Chief Executive Officer(3)	468,800	(4)	8.8%
Dierdre P. Jones, Chief Financial Officer(3)	15,000	(5)	*
Robert (Bob) G. Wonish, Director(3)	22,000		*
Darrel G. Palmer, Director(3)	22,000		*
Daran G. Dammeyer, Director(3)	38,102		*
Dr. James W. Rector, Director(3)	14,500		*

Directors and Officers as a Group	580,402		11.0%

West Coast Opportunity Fund LLC(6) West Coast Asset Management, Inc. Paul Orfalea, Lance Helfert & R. Atticus Lowe 2151 Alessandro Drive, #100 Ventura, CA 93001	1,503,149		28.4%

Enable Growth Partners L.P.(7) Enable Capital Management, LLC Mitchell S. Levine One Ferry Building, Suite 225 San Francisco, CA 94111	640,180		12.1%

*	Represents beneficial ownership of less than 1%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Figures are rounded to the nearest tenth of a percent.

(3)	The address of each person is care of EnerJex Resources: Corporate Woods 27, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210.

(4)	Does not include 75,000 shares of restricted stock that could be issued on August 4, 2010 if Mr. Cochennet remains an employee of EnerJex through August 3, 2010.

(5)	Does not include 20,000 shares of restricted stock that could be issued on August 4, 2010 if Ms. Jones remains an employee of EnerJex through August 3, 2010.

(6)
Based on a Schedule 13D/A filed with the SEC on June 18, 2009, the investment manager of West Coast Opportunity Fund, LLC (“WCOF”) is West Coast Asset Management (“WCAM”).  WCAM has the authority to take any and all actions on behalf of WCOF, including voting any shares held by WCOF.  Paul Orfalea, Lance Helfert and R. Atticus Lowe constitute the Investment Committee of WCOF.  Messrs. Orfalea, Helfert and Lowe disclaim beneficial ownership of the shares. Includes 500,000 shares of common stock underlying the potential conversion of a $1,500,000 debenture currently held by WCOF.

(7)
Based on a Schedule 13G/A filed with the SEC on February 11, 2009, Enable Capital Management, LLC, as general and investment manager of Enable Growth Partners L.P. and other clients, may be deemed to have the power to direct the voting or disposition of shares of common stock held by Enable Growth Partners L.P. (354,825 shares of common stock) and other clients (285,355 shares of common stock).  Therefore, Energy Capital Management, LLC, as Enable Growth Partners L.P.’s and those other accounts’ general partner and investment manager, and Mitchell S. Levine, as managing member and majority owner of Enable Capital Management, LLC, may be deemed to beneficially own the shares of common stock owned by Enable Growth Partners L.P. and such other accounts.

PROPOSAL 1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the 2009 annual meeting of stockholders, a board of directors consisting of five members will be elected, each director to hold office until the next annual meeting of stockholders, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

EnerJex’s governance, compensation and nominating committee has nominated for election all five of the current members of the board of directors: C. Stephen Cochennet, Robert G. Wonish, Daran G. Dammeyer, Darrel G. Palmer and Dr. James W. Rector. The nominees have consented to their nomination to the board of directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by EnerJex’s current Directors.  EnerJex has no reason to believe that Messrs. Cochennet, Wonish, Dammeyer, Palmer or Dr. Rector will be unavailable to serve as Directors.

The following information is provided regarding the nominees for election to the board of directors.

Name	Age	Term	Board Committee(s)(1)
C. Stephen Cochennet	52	Since 8/15/06	None
Robert G. Wonish	55	Since 5/4/07	GCNC (Chairman) and Audit
Daran G. Dammeyer	48	Since 5/4/07	Audit (Chairman) and GCNC
Darrel G. Palmer	51	Since 5/4/07	GCNC
Dr. James W. Rector	48	Since 3/19/08	None

(1)	“GCNC” means the Governance, Compensation and Nominating Committee of the board of directors. “Audit” means the Audit Committee of the board of directors.

C. Stephen Cochennet, has been our President, Chief Executive Officer and Chairman since August 15, 2006.    Prior to joining EnerJex, Mr. Cochennet was President of CSC Group, LLC. Mr. Cochennet formed the CSC Group, LLC through which he supported a number of clients that included Fortune 500 corporations, international companies, natural gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided included strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new start up operations. Prior to his experience at UtiliCorp United Inc., Mr. Cochennet served 6 years with the Federal Reserve System. Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

Robert G. Wonish has served as a member of our board of directors since May 2007. Effective April 7, 2009, Mr. Wonish was appointed President & Chief Operating Officer of Petrodome Energy, LLC, a privately held firm. From December 2004 to June 30, 2007, Mr. Wonish was Vice President of Petroleum Engineers Inc., a subsidiary of The CYMRI Corporation, now CYMRI, L.L.C., which is a wholly-owned subsidiary of Stratum Holdings, Inc. On July 1, 2007, Mr. Wonish was appointed President and Chief Operating Officer of Petroleum Engineers Inc. Mr. Wonish was also President of CYMRI, L.L.C. After the sale of Petroleum Engineers Inc. in March of 2008, Mr. Wonish resigned all positions in Petroleum Engineers Inc. and CYMRI, L.L.C. as well as resigning as a member of the Stratum Holdings, Inc. board of directors. Mr. Wonish held the position of President & Chief Operating Officer of Striker Oil & Gas, Inc. prior to his engagement with Petrodome Energy, LLC..  He previously achieved positions of increasing responsibility with PANACO, Inc., a public oil and natural gas company, ultimately serving as that company’s President and Chief Operating Officer. He began his engineering career at Amoco in 1975 and joined Panaco’s engineering staff in 1992.  Mr. Wonish serves as EnerJex’s chairman of the Governance, Compensation and Nominating committee and is a member of the company’s audit committee. Mr. Wonish received his Mechanical Engineering degree from the University of Missouri-Rolla.

Daran G. Dammeyer, has served as a member of our board of directors since May 2007. Since July 1999, Mr. Dammeyer has served as President of D-Two Solutions through which he supports clients by primarily providing merger and acquisition support, strategic planning, budgeting and forecasting process development and implementation.  From March 1999 through July 1999, Mr. Dammeyer was a Director of International Financial Management for UtiliCorp United Inc. (Aquila), a multinational energy solutions provider in Kansas City, Missouri.  From November 1995 through March 1999, Mr. Dammeyer served as the Chief Financial Controller of United Energy Limited in Melbourne, Australia.  Mr. Dammeyer also served in numerous management positions at Michigan Energy Resources Company, including Director of Internal Audit.  Mr. Dammeyer earned his Bachelor of Business Administration degree, with dual majors in Accounting and Corporate Financial Management from The University of Toledo, Ohio.

Darrel G. Palmer, has served as a member of our board of directors since May of 2007. Since January 1997, Mr. Palmer has been President of Energy Management Resources, an energy process management firm serving industrial and large commercial companies throughout the U. S. and Canada.  Mr. Palmer has 25 years of expertise in the natural gas arena.  His experiences encompass a wide area of the natural gas industry and include working for natural gas marketing companies, local distribution companies, and FERC regulated pipelines.  Prior to becoming an independent energy consultant in 1997, Mr. Palmer’s last position was Vice President/National Account Sales at UtiliCorp United Inc. (Aquila) of Kansas City, Missouri.  Over the years Mr. Palmer has worked in many civic organizations including United Way and has been a President of the local Kiwanis Club.  Junior Achievement of Minnesota awarded him the Bronze Leadership Award for his accomplishments which included being an advisor, program manager, holding various Board positions, and ultimately being Board President.

Dr. James W. Rector, has served as a member of our board of directors since March 19, 2008.  Dr. Rector is the author of numerous technical papers along with a number of patents on seismic technology. He was a co-founder of two seismic technology startups that were later sold to NYSE-listed companies, and he regularly consults for many of the major oil companies including Chevron and BP. In 1998, he founded Berkeley GeoImaging LLC, which has completed five equity private placements for oil and natural gas exploration and development projects. Dr. Rector is a tenured professor of Geophysics at the University of California at Berkeley and a faculty staff scientist at the Lawrence Berkeley National Laboratory. He has been the Editor-in-Chief of the Journal of Applied Geophysics and has also served on the Society of Exploration Geophysicists Executive Committee. He received his Masters and Ph.D. degrees in Geophysics from Stanford University.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the five nominees identified above. EnerJex expects each nominee to be able to serve if elected, but if any nominee notifies EnerJex before this meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting is required to elect the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

EnerJex’s board of directors has determined that Messrs. Wonish, Dammeyer, Palmer and Dr. Rector are independent directors, as defined by Section 803 of the American Stock Exchange Company Guide.

Board of Directors’ Meetings, Committees, Directors’ Compensation and Nominations

On 25 occasions during fiscal 2009, board of directors’ actions were taken by unanimous written consent or resolution. The board of directors held an annual meeting of directors following the 2008 annual meeting of stockholders and three other meetings during fiscal 2009. All directors attended this annual meeting and each of the meetings of the board committees on which he served. Directors are encouraged, but not required, to attend the annual meetings of EnerJex’s stockholders.

Audit Committee and Financial Expert

On May 4, 2007, we established and appointed initial members to the audit committee of our board of directors. Mr. Dammeyer is the chairman and Mr. Wonish serves as the other member of the committee.  Currently, none of the members of the audit committee are, or have been, our officers or employees, and each member qualifies as an independent director as defined by Section 803 of the American Stock Exchange Company Guide and Section 10A(m) of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder.  The Board of Directors has determined that Mr. Dammeyer is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. The audit committee held five meetings during fiscal 2009.

The audit committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. The audit committee has, among other things, the responsibility to evaluate the qualifications and independence of our independent registered public accounting firm; to review and approve the scope and results of the annual audit; to review and discuss with management and the independent registered public accounting firm the content of our financial statements prior to the filing of our quarterly reports and annual reports; to review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes in our accounting policies; to establish procedures for receiving, retaining, and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns; to establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

A copy of the audit committee charter is available on EnerJex’s website www.enerjexresources.com.

Governance, Compensation and Nominating Committee

The governance, compensation and nominating committee is comprised of Messrs. Wonish, Dammeyer and Palmer.  Mr. Wonish serves as the chairman of the governance, compensation and nominating committee.  The governance, compensation and nominating committee is responsible for, among other things; identifying, reviewing, and evaluating individuals qualified to become members of the Board, setting the compensation of the Chief Executive Officer and performing other compensation oversight, reviewing and recommending the nomination of Board members, and administering our equity compensation plans. The governance, compensation and nominating committee held five meetings during fiscal 2009.

Officer and Director Compensation Procedures

The governance, compensation and nominating committee is responsible for establishing and implementing, and monitoring adherence with, EnerJex’s compensation philosophy. This responsibility also includes establishing and approving the compensation program for its named executive officers and members of EnerJex’s board of directors, which this committee believes is fair, reasonable, and competitive. This committee acts pursuant to a charter approved by EnerJex’s board of directors and may not delegate its authority.

EnerJex’s compensation program is designed to retain and reward talented executives who can contribute to its long-term success and to reward performance that is valued by its stockholders. Key principles of EnerJex’s compensation philosophy, as established by the governance, compensation and nominating committee, include providing total compensation opportunities that are competitive within EnerJex’s industry and ensuring that it aligns those compensation opportunities with appropriate performance metrics. In this regard, EnerJex’s compensation practices are intended to (i) provide competitive compensation packages relative to our industry and competitors, at expected levels of performance, which the governance, compensation and nominating committee believes is sufficient to retain the talent necessary to run EnerJex’s business and execute its strategies, (ii) support and reinforce important business goals and objectives, and (iii) provide balanced incentives for achieving consistent and strong results for all of EnerJex’s stakeholders, including stockholders, employees, and customers.

Based on the foregoing objectives, the governance, compensation and nominating committee has structured EnerJex’s executive compensation to motivate employees to achieve the business goals established by its board of directors. During fiscal 2009, the governance, compensation and nominating committee engaged Longnecker & Associates (“Longnecker”) to serve as EnerJex’s independent compensation consultant. Longnecker provides expertise in the design and implementation of EnerJex’s executive and director compensation plans, as well as providing the governance, compensation and nominating committee with relevant market data.

The governance, compensation and nominating committee annually reviews all compensation decisions relating to EnerJex’s named executive officers. Administrative staff serves as management’s liaison with the governance, compensation and nominating committee. In addition, outside legal counsel provides assistance to the governance, compensation and nominating committee in connection with administration of its responsibilities, such as negotiating and drafting employment agreements, setting meetings and assembling and distributing meeting materials.

EnerJex’s chief executive officer has no direct role in setting his own compensation. The governance, compensation and nominating committee does, however, meet with its chief executive officer to evaluate his performance against his pre-established goals, and he makes recommendations to the board of directors regarding budgets that may affect certain of those goals. The chief executive officer also makes recommendations regarding compensation matters related to his direct reports and provides input regarding executive compensation programs and policies in general.

Management assists the governance, compensation and nominating committee by providing information needed or requested by the governance, compensation and nominating committee, such as reconciliation between actual performance and budget or forecasted performance; historic compensation information; compensation expense; EnerJex’s policies, reports and programs; and, information related to peer companies. Management also provides input and advice regarding compensation programs and policies, and their impact on EnerJex and its executives.

Director Nomination Procedures

The governance, compensation and nominating committee determines nominees for EnerJex’s board of directors. EnerJex’s directors approved the selection of the nominees for directors named in this proxy statement.

Generally, nominees for directors are identified and suggested by the members of the board or management using their business networks. The board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the governance, compensation and nominating committee considers the following criteria:

1.
whether the nominee has the personal attributes for successful service on the board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of EnerJex;

2.
whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.
whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to EnerJex’s current or future business, will add specific value as a board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing board member to continue his service.

The governance, compensation and nominating committee has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for board membership. Rather the governance, compensation and nominating committee will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director.  For the year ended March 31, 2009, EnerJex did not receive any recommendations for directors from its stockholders.

EnerJex will consider for inclusion in its nominations of new board of director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of EnerJex for at least one year. Board candidates referred by such stockholders will be considered on the same basis as board candidates referred from other sources. Any stockholder who wishes to recommend for EnerJex’s consideration a prospective nominee to serve on the board of directors may do so by giving the candidate’s name and qualifications in writing to EnerJex’s secretary at the following address: 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210.

A copy of the governance, compensation and nominating committee charter is available on EnerJex’s website at www.enerjexresources.com.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the board or a particular director may send a letter to the secretary of EnerJex at: 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors.  The secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

EnerJex has adopted a code of business conduct and ethics that applies to all of its directors, officers and employees, as well as to directors, officers and employees of each subsidiary of EnerJex. A copy of the code of business conduct and ethics is available on EnerJex’s website at www.enerjexresources.com. If any substantive amendments are made to the code of business conduct and ethics or if EnerJex’s grants any waiver, including any implicit waiver, from a provision of the code to any of its officers and directors, EnerJex will satisfy any disclosure requirements of Form 8-K by disclosing the nature of such amendment or waiver on its website at www.enerjexresources.com.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, EnerJex’s articles of incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. EnerJex has agreed to indemnify its directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in EnerJex’s best interests.

Executive Officers

The following table sets forth certain information regarding EnerJex’s current executive officers. EnerJex’s executive officers serve at the discretion of the board of directors, unless otherwise governed by employment contracts.

Name	Age	Position
C. Stephen Cochennet	52	President and Chief Executive Officer
Dierdre P. Jones	45	Chief Financial Officer

C. Stephen Cochennet has been EnerJex’s president and chief executive officer since August 15, 2006. See Mr. Cochennet’s biography on page 5 above.

Dierdre P. Jones has been EnerJex’s chief financial officer since August 1, 2008. From August 2007 through July 2008 Ms. Jones served as our director of finance and accounting. From May 2007 through August 2007, Ms. Jones provided independent consulting services for the company, primarily in the testing and implementation of financial accounting and reporting software. From May 2002 through May 2007, Ms. Jones was sole proprietor of These Faux Walls, a specialty design company. She holds the professional designations of Certified Public Accountant and Certified Internal Auditor. Prior to joining EnerJex, Ms. Jones held management positions with UtiliCorp United Inc. (Aquila), and served three years in public accounting with Arthur Andersen & Co. Ms. Jones graduated with distinction from the University of Kansas with a B.S. in Accounting and Business Administration.

Executive Compensation

The following table sets forth summary compensation information for the fiscal years ended March 31, 2009 and 2008 for our chief executive officer and chief financial officer. We did not have any other executive officers as of the end of fiscal 2009 whose total compensation exceeded $100,000. We refer to these persons as our named executive officers elsewhere in this report.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Option Awards ($)		All Other Compen- sation ($)		Total ($)

C. Stephen Cochennet	2009	$186,525		$50,000		$-	(2)	$-		$236,525
President, Chief Executive Officer	2008	$156,000		-		859,622	(1)	-		$1,015,622
Dierdre P. Jones	2009	$128,808		$10,000		-	(2)	-		$138,808
Chief Financial Officer	2008	-	(3)	-	(3)	-	(3)	-	(3)	-	(3)

(1)	Amount represents the estimated total fair value of stock options granted to Mr. Cochennet under SFAS 123(R).

(2)
In August, 2008, we granted C. Stephen Cochennet, our chief executive officer, an option to purchase 75,000 shares of our common stock at $6.25 per share and we granted Dierdre P. Jones, our chief financial officer, and option to purchase 40,000 shares of our common stock at $6.25 per share under SFAS 123(R) as discussed in Note 3 to our financial statements for the year ended March 31, 2009 included elsewhere in this report. These options were rescinded in November 2008 at the request of the board’s compensation committee and the approval of each option holder.

(3)	Ms. Jones was promoted to chief financial officer during fiscal 2009 and was not a named executive officer in fiscal 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding equity incentive awards held by our named executive officers as of March 31, 2009.

		Option Awards
	Fiscal Year	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

C. Stephen Cochennet	2009	200,000	(1)	-	-	$6.25	05/03/2011
Dierdre P. Jones	2009	20,000	(2)	-	-	$6.30	07/31/2011

(1)	These options were exchanged for 50,000 shares of restricted common stock in August of 2009.

(2)	These options were exchanged for 5,000 shares of restricted common stock in August of 2009.

Option Exercises for fiscal 2009

There were no options exercised by our named executive officers in fiscal 2009.

2000/2001 Stock Option Plan

The board of directors approved the 2000/2001 Stock Option Plan and our stockholders ratified the plan on September 25, 2000. The total number of options that can be granted under the plan is 200,000 shares and all such shares were previously granted to Mr. Cochennet. On August 3, 2009, we exchanged these outstanding options for 50,000 shares of our restricted common stock. Therefore, all 200,000 shares reserved for issuance under this plan are again available for issuance.

Stock Incentive Plan

The board of directors approved the EnerJex Resources, Inc. Stock Option Plan on August 1, 2002 (the “2002-2003 Stock Option Plan”). Originally, the total number of options that could be granted under the 2002-2003 Stock Option Plan was not to exceed 400,000 shares. In September 2007 our stockholders approved a proposal to amend and restate the 2002-2003 Stock Option Plan to increase the number of shares issuable to 1,000,000.  On October 14, 2008 our stockholders approved a proposal to amend and restate the 2002-2003 Stock Option Plan to (i) rename it the EnerJex Resources, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), (ii) increase the maximum number of shares of our common stock that may be issued under the Stock Incentive Plan from 1,000,000 to 1,250,000, and (iii) add restricted stock as an eligible award that can be granted under the Stock Incentive Plan.
We had previously granted 238,500 options under this plan. On August 3, 2009, we exchanged all 238,500 outstanding options for 59,700 shares of our restricted common stock. In addition, we granted 151,750 shares of restricted common stock under the Stock Incentive Plan to employees for fiscal 2009 bonuses and 59,300 shares to our officers and directors for the prior rescission of stock options in fiscal 2008.

General Terms of Plans

Officers (including officers who are members of the board of directors), directors, and other employees and consultants and our subsidiaries (if established) will be eligible to receive awards under the 2000/2001 Stock Option Plan and the Stock Incentive Plan. A committee of the board of directors will administer the plans and will determine those persons to whom awards will be granted, the number of and type of awards to be granted, the provisions applicable to each grant and the time periods during which the awards may be exercised. No awards may be granted more than ten years after the date of the adoption of the plans.

Non-qualified stock options will be granted by the committee with an option price equal to the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. The committee may, in its discretion, determine to price the non-qualified option at a different price. In no event may the option price with respect to an incentive stock option granted under the plans be less than the fair market value of such common stock to which the incentive stock option relates on the date the incentive stock option is granted. However the price of an incentive stock option will not be less than 110% of the fair market value per share on the date of the grant in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the corporation.

Each option granted under the plans will be exercisable for a term of not more than ten years after the date of grant. Certain other restrictions will apply in connection with the plans when some awards may be exercised.

Restricted stock will have full dividend, voting and other ownership rights, unless otherwise indicated in the applicable award agreement pursuant to which it is granted.  If any dividends or distributions are paid in shares of common stock during the restricted period, the applicable award agreement may provide that such shares will be subject to the same restrictions as the restricted stock with respect to which they were paid.

These plans are intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for our continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals in the future.

Employment Agreements

As of the fiscal year ended March 31, 2008, EnerJex had not entered into any employment agreements with its executive officers. On August 1, 2008, EnerJex entered into employment agreements with C. Stephen Cochennet, its chief executive officer, and Dierdre P. Jones, its chief financial officer. Each employment agreement was approved by the governance, compensation and nominating committee of the board of directors.

C. Stephen Cochennet – Chief Executive Officer

On August 1, 2008, we entered into an employment agreement with C. Stephen Cochennet, our president and chief executive officer. Mr. Cochennet’s employment agreement was approved by the governance, compensation and nominating committee of our board of directors.

In general, Mr. Cochennet’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as long-term disability insurance, director and officer insurance, and an automobile allowance. The original term of Mr. Cochennet’s employment agreement runs from August 1, 2008 until July 31, 2011. The term of the employment agreement is automatically extended for additional one year terms unless otherwise terminated in accordance with its terms.

Mr. Cochennet’s employment agreement provides for an initial annual base salary of $200,000, which may be adjusted by the governance, compensation and nominating committee or our board of directors.

In addition, Mr. Cochennet is eligible to receive an annual bonus of up to 100% of his applicable base salary in cash or shares of restricted stock (if approved by stockholders) subject to our obtaining certain business objectives established by our board of directors. In addition Mr. Cochennet is eligible to receive long-term incentives of up to 135,000 options to purchase shares of our common stock based upon our achievement of specified performance targets. Additional information regarding these options is set forth in the following table.

	Potential	Maximum #		Option
Fiscal Year	Grant Date	of Options	Strike Price of Options	Expiration Date*
2009	7/01/2009	30,000	Fair market value on grant date	6/30/2012
2010	7/01/2010	45,000	Fair market value on grant date	6/30/2013
2011	7/01/2011	60,000	Fair market value on grant date	6/30/2014

*	The options shall be immediately vested and exercisable from the grant date through the option expiration date.

The number of stock options granted each fiscal year shall be based upon a schedule set forth in Mr. Cochennet’s employment agreement and will be prorated if actual performance does not equal or exceed 100% of the targeted performance conditions. Mr. Cochennet must be employed by us on the grant date to receive the stock options.

The maximum number of options available to be earned by Mr. Cochennet each year is subject to a “catch-up” provision, such that if an element in any year is missed, it may be “caught-up” in a subsequent year, so long as the cumulative goal is met. For example, if the 2009 share price element of $11.00 is not met by March 31, 2009, Mr. Cochennet would still be able to earn the available options for this element if our share price is at least $16.85 on March 31, 2010, or $22.55 on March 31, 2011. Any caught-up options would be granted at the then current stock price. The cumulative goal for Mr. Cochennet’s long-term incentive compensation is comprised of three factors; a 35% year over year net reserve growth (40% of the goal), a 35% year over year net production increase (30% of the goal), and the previously stated share price increases (30% of the goal).

As consideration for his efforts during fiscal 2008 we also agreed to pay Mr. Cochennet a $50,000 cash bonus and grant him 75,000 options to purchase shares of our common stock at $6.25 per share; 30,000 vested immediately upon grant and the remaining 45,000 were to vest over a three year period. These options were rescinded in November 2008 at the request of the board’s compensation committee and with the approval of Mr. Cochennet in an effort to reduce compensation expense which, through non-cash, would have had a substantial negative impact on our financial statements and results of operations for the quarter ended September 30, 2008.  Shares subject to these options were returned to the plan and are available for future issuance. On August 3, 2009, we issued Mr. Cochennet 18,800 shares of twelve month restricted stock in consideration for the prior rescission of the options discussed above.

Dierdre P. Jones – Chief Financial Officer

On July 23, 2008, Dierdre P. Jones, our former director of finance and accounting, was appointed our chief financial officer. On August 1, 2008, we entered into an employment agreement with Ms. Jones. The employment agreement was approved by the governance, compensation and nominating committee of our board of directors.

In general, Ms. Jones’ employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to certain other perquisites. The original term of the employment agreement runs from August 1, 2008 until July 31, 2011.

Ms. Jones’ employment agreement provides for an initial annual base salary of $140,000, which may be adjusted by the governance, compensation and nominating committee or our board of directors.

In addition, Ms. Jones is eligible to receive an annual bonus up to 30% of her applicable base salary and is also eligible to participate in other incentive programs established by us.

We granted Ms. Jones 40,000 options to purchase shares of our common stock at $6.25 per share for a period of three years, which vested immediately upon grant.  These options were rescinded in November 2008 at the request of the board’s compensation committee and with the approval of Ms. Jones in an effort to reduce compensation expense which, through non-cash, would have had a substantial negative impact on our financial statements and results of operations for the quarter ended September 30, 2008.  Shares subject to these options were returned to the plan and are available for future issuance. On August 3, 2009, we issued Ms. Jones 10,000 shares of twelve month restricted stock in consideration for the prior rescission of the options discussed above.

Potential Payments Upon Termination or Change in Control

On August 1, 2008, EnerJex entered into employment agreements with C. Stephen Cochennet, its chief executive officer, and Dierdre P. Jones, its chief financial officer. Both of these agreements provide for payments to Mr. Cochennet and Ms. Jones upon termination and for a change of control.

C. Stephen Cochennet

In the event of a termination of employment with EnerJex by Cochennet for “good reason”, which includes by reason of a “change of control”, or by EnerJex without “cause” (as defined in the employment agreement), Mr. Cochennet would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to the annual incentive amount (assuming achievement at 100% of target) that Cochennet would have earned if he had remained employed through June 30th following the last day of the current fiscal year; (iii) a lump sum payment equal to an amount equal to the lesser of (a) 12-months base salary or (b) the base salary Cochennet would have received had he remained in employment through the end of the then existing term of the agreement; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Cochennet’s employment with EnerJex by reason of incapacity, disability or death, Mr. Cochennet, or his estate, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to the annual incentive amount (assuming achievement at 100% of target) that Cochennet would have earned if he had remained employed through June 30th following the last day of the current fiscal year; and (iii) a lump sum payment equal to an amount equal to six-months base salary.

If the event of a termination of Mr. Cochennet’s employment by EnerJex for “cause” (as defined in the employment agreement), Mr. Cochennet would receive all earned but unpaid base salary through the date of termination of employment.  However, if a dispute arises between EnerJex and Mr. Cochennet that is not resolved within 60 days and neither party initiates arbitration proceedings pursuant to the terms of the employment agreement, EnerJex shall have the option to pay Mr. Cochennet a lump sum payment equal to six-months base salary in lieu of any and all other amounts or payments to which Mr. Cochennet may be entitled relating to his employment with EnerJex.

Dierdre P. Jones

In the event of a termination of employment by Jones for “good reason” prior to a “change of control” or by EnerJex without “cause” prior to a “change of control” (all terms as defined in the employment agreement), Ms. Jones would receive: (i) a lump sum payment equal to 12 months of her salary; plus (ii) a lump sum payment equal to the prorated portion of her bonus through the date of termination; plus (iii) all unvested stock or options held by Jones shall immediately vest and become exercisable for the full term set forth in such stock option or equity award agreements; plus (iv) health insurance premiums for a period of 12 months.

Further, in the event of the termination of Ms. Jones’ employment by EnerJex in connection with a “change of control” (as defined in the Employment Agreement), without cause within 12 months of a “change of control”, or by Ms. Jones for “good reason” within 12 months of a “change of control,” Ms. Jones shall be entitled to: (i) a lump sum payment equal to 12 months of her salary; plus (ii) a lump sum payment equal to 100% of her prior year’s bonus; plus (iii) all unvested stock or options held by Jones shall immediately vest and become exercisable for the full term set forth in such stock option or equity award agreements; plus (iv) health insurance premiums for a period of 12 months.

Non-Employee Director Compensation

The following table sets forth summary compensation information for the fiscal year ended March 31, 2009 for each of our non-employee directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $		Option Awards (2) $	All Other Compensation $		Total $
Daran G. Dammeyer	$58,000	$12,000	(1)	$-0-	$-0-		$70,000

Darrel G. Palmer	$26,500	$-0-		$-0-	$20,000	(3)	$46,500

Robert G. Wonish	$49,000	$-0-		$-0-	$-0-		$49,000

Dr. James W. Rector	$22,500	$-0-		$-0-	$-0-		$22,500

(1)
Amount represents the estimated total fair market value of 2,182 shares of common stock issued to Mr. Dammeyer for services as audit committee chairman under SFAS 123(R), as discussed in Note 3 to our audited financial statements for the year ended March 31, 2009 included elsewhere in this report.

(2)
In July, 2008, 28,000 stock options were granted to each of Messrs. Dammeyer, Palmer and Wonish and 38,000 stock options were granted to Dr. Rector under SFAS 123(R), as discussed in Note 3 to our financial statements for the year ended March 31, 2009 included elsewhere in this report. These total 122,000 options granted to Messrs. Dammeyer, Palmer and Wonish and to Dr. Rector were rescinded in November 2008.

(3)
Mr. Palmer was paid $20,000 for assisting in the establishment and development of the audit committee and for his involvement and assistance to the chief executive officer in finalizing the hedging instrument with BP.

Board compensation was set for fiscal 2009 upon the recommendation of an independent compensation consultant and the governance, compensation and nominating committee of the board of directors. The annual retainer for non-employee directors is $20,000 with a meeting fee of $1,500 for those in attendance and $750 for those who participate by telephone. The chairman of the audit committee will be paid an annual retainer of $42,000, payable with $2,500 per month in cash and $12,000 worth of common stock. Members of the audit committee will be paid an annual cash retainer of $15,000 and $375 per meeting attended. The chairman of the governance, compensation and nominating committee will be paid an annual cash retainer of $8,000, payable quarterly, while members of that committee will be paid an annual cash retainer of $2,000, payable quarterly, and $375 per meeting attended. In addition, the directors are reimbursed for expenses incurred in connection with board and committee membership.

On August 3, 2009, in an effort for us to preserve cash in light of deteriorated global economic conditions and the significant declines in commodity prices of oil and natural gas, each of our non-employee directors agreed to convert their board/committee retainers for the period from July 1, 2009 through September 30, 2009 into 32,000 shares of our restricted common stock.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by EnerJex’s non-employee directors as of March 31, 2009.

		Option Awards
	Fiscal Year	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Daran G. Dammeyer	2009	40,000	(1)	-0-	-0-	$6.25	05/03/2011

Darrel G. Palmer	2009	40,000	(1)	-0-	-0-	$6.25	05/03/2011

Robert G. Wonish	2009	40,000	(1)	-0-	-0-	$6.25	05/03/2011

Dr. James W. Rector	2009	-0-		-0-	-0-	-0-	—

(1)	On August 3, 2009, these options were exchanged for 10,000 shares of our restricted common stock.

Certain Relationships and Related Transactions

EnerJex was not a party to any transactions or series of similar transactions since the beginning of its last fiscal year in which:

•	The amounts involved exceeds the lesser of $120,000 or one percent of the average of its total assets at year end for the last two completed fiscal years; and
•	A director, executive officer, holder of more than 5% of its common stock or any member of their immediate family had or will have a direct or indirect material interest.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires EnerJex’s executive officers and directors, and persons who beneficially own more than ten percent of its common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to furnish EnerJex with copies of all such Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to it and written representations from its executive officers and directors, EnerJex believes that as of the date of this proxy each of its executive officers, directors and ten percent stockholders were current in their 16(a) reports.

PROPOSAL 2. REAFFIRM THE APPOINTMENT OF WEAVER & MARTIN, LLC AS AUDITORS FOR THE NEXT YEAR

EnerJex’s board of directors has selected Weaver & Martin, LLC as its independent auditor for the current fiscal year, and the board is asking stockholders to ratify that selection. Although current law, rules, and regulations require EnerJex’s independent auditor to be engaged, retained, and supervised by the audit committee of the board of directors, EnerJex’s board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Weaver & Martin for ratification by stockholders as a matter of good corporate practice.

 It is expected that a representative of Weaver & Martin will be present at the annual meeting to respond to questions, but not to make a statement.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting is required to approve the ratification of the selection of Weaver & Martin.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAFFIRMATION OF WEAVER & MARTIN, LLC AS AUDITORS FOR THE NEXT YEAR.

Independent Public Accountants

Weaver & Martin, LLC served as our principal independent public accountants for fiscal 2009 and 2008 years. Aggregate fees billed to us for the fiscal years ended March 31, 2009 and 2008 by Weaver & Martin, LLC were as follows:

	For the Fiscal Years Ended March 31,
	2009	2008

Audit Fees(1)	$56,000	$105,000
Audit-Related Fees(2)	-0-	-0-
Tax Fees(3)	10,000	13,000
All Other Fees(4)	19,718	-0-
Total fees paid or accrued to our principal accountant	$85,718	$118,000

(1)
Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements for such period included in this Annual Report on Form 10-K and for the reviews of the consolidated quarterly financial statements included in the Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

(2)
Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.

(3)	Tax fees consist of fees related to the preparation and review of the Company’s federal and state income tax returns.

(4)	Other fees include fees related to the preparation and review of the Form S-1 Registration Statement.

Audit Committee Pre-Approval Policies and Procedures

EnerJex’s audit committee pre-approves all services to be provided to it by the independent auditor. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of its principal accounting officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from its securities counsel that the services are not among those that the independent auditors have been prohibited from performing under SEC rules, as outlined in the audit committee charter. The members of the audit committee then make a determination to approve or disapprove the engagement of Weaver & Martin for the proposed services. In fiscal 2009, all fees paid to Weaver & Martin were unanimously pre-approved in accordance with this policy.

Less than 50 percent of hours expended on the principal accountant’s engagement to audit EnerJex’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report of the Audit Committee

            The Company’s management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Weaver & Martin, LLC, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in its annual report on Form 10-K for the fiscal year ended March 31, 2009 (“10-K”).

The Audit Committee has also reviewed and discussed with Weaver & Martin, LLC the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Weaver & Martin, LLC those matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. Additionally, Weaver & Martin, LLC provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Weaver & Martin, LLC its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the United States Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Daran G. Dammeyer (Chairman)
Robert G. Wonish

OTHER MATTERS

 As of the date of this statement EnerJex’s management knows of no business to be presented to the meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which EnerJex did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail.  Expense of distributing this proxy statement to stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this proxy statement, will be borne exclusively by EnerJex.

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the EnerJex 2010 annual meeting must be received by EnerJex by May 1, 2010. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act. It is suggested the proposal be submitted by certified mail — return receipt requested. Stockholders who intend to present a proposal at the EnerJex 2010 annual meeting without including such proposal in EnerJex’s proxy statement must have provided EnerJex notice of such proposal no later than July 16, 2010. EnerJex reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the board of directors

C. Stephen Cochennet,
Chairman

Overland Park, Kansas
September 11, 2009

ENERJEX RESOURCES, INC.
PROXY

Annual Meeting of Stockholders
October 29, 2009

This Proxy is solicited on behalf of the EnerJex board of directors

The undersigned appoints C. Stephen Cochennet, Chairman of EnerJex Resources, Inc., with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of EnerJex Resources, Inc., to be held Thursday, October 29, 2009, beginning at 2:00 p.m., Central Time, at 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to stockholders dated September 11, 2009, a copy of which has been received by the undersigned, as follows:

1.	Election of directors, to serve until the next annual meeting and until their successors are elected and qualify (the Board recommends a vote FOR each of the following nominees):

	FOR	AGAINST	ABSTAIN
C. Stephen Cochennet	☐	☐	☐
Robert G. Wonish	☐	☐	☐
Daran G. Dammeyer	☐	☐	☐
Darrel G. Palmer	☐	☐	☐
Dr. James W. Rector	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Reaffirmation of Weaver & Martin, LLC as auditors for the next year.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE.  IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2009		Number of Shares ________________

Please sign exactly as
your name appears on
your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:
persons, all of them must
sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

Please check the following box if you intend to attend the annual meeting in person:            ☐

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO OCTOBER 28, 2009.

Mail To: EnerJex Resources, Inc.,
27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 6621